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Exhibit 23

KPMG Peat Marwick LLP
4200 Norwest Centre
90 South Seventh Street
Minneapolis, MN  55402


INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Metris Companies Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


Minneapolis, Minnesota

October 11, 1996